                               Minimum Fee $35 (See Section 1401 sub-section 15)

            DOMESTIC
      BUSINESS CORPORATION           File No. 19972588 D Pages 3
                                     Fee Paid $      35,00
         STATE OF MAINE              DCM    1973161500006    AMEN
                                     ---------- FILED -----------
                                             11/12/1997
     ARTICLES OF AMENDMENT

 (Shareholders Voting As One Class)
                                          /s/ Nancy B. Kelleher
                                         -------------------------
                                         Deputy Secretary of State


                                      A True Copy When Attested By Signature

American Skiing Company                    /s/ Nancy B. Kelleher
---------------------------------         -------------------------
     (Name of Corporation)                Deputy Secretary of State


Pursuant to 13-A MRSA Sections 805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST: All outstanding shares were entitled to vote on the following amendment at one class.

SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders on (date) November 9, 1997
          ("X" one box only)

/X/ at a meeting legally called and held    OR    / / by unanimous written consent

THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:

     Number of Shares Outstanding           NUMBER            NUMBER
         and Entitled to Vote              Voted for       Voted against
    -----------------------------          ---------       -------------
                 100                          100                0


FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH: If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

     Class      Series (If Any)      Number of Shares      Par Value (If Any)
     -----      ---------------      ----------------      ------------------



           The aggregate par value of all such shares (of all classes and series) having par value is $_________________


           The total number of all such shares (of all classes and series) without par value is __________________ shares

SIXTH: The address of the registered office of the corporation in the State of Maine is Sunday River Access Road.


   Newry, Maine 04261
-------------------------------------------------------------------------------
                           (street, city, state and zip code)

DATED  November 10, 1997          *By
     ---------------------           ------------------------------------------
                                                  (signature)

    MUST BE COMPLETED FOR VOTE         Christopher E. Howard, Clerk
         OF SHAREHOLDERS             ------------------------------------------
                                          (type or print name and capacity)
I certify that I have custody of  *By
  the minutes showing the above      -----------------------------------------
   section by the shareholders.                    (signature)

                                     -----------------------------------------
                                         (type or print name and capacity)
  -------------------------------
       (signature of clerk)










NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in Section 806, or because the articles so provide. For vote necessary for adoption see
      Section 805.
-------------------------------------------------------------------------------
*This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the Directors or such directors as may be designated by a majority of directors then in office OR
(4) if there are no such directors, then the Holders, or such of them as may be designated by the holders of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

    SUBMIT COMPLETED FORMS TO: CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
                             101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-9 Rev. 96                       TEL. (207) 287-4195

                                 EXHIBIT A
                                    to
                           Articles of Amendment
                                   to the
                       Articles of Incorporation of
                          American Skiing Company

     Paragraph 2(c)(i) contained in the Articles of Amendment to the Articles of Incorporation of this corporation filed with the Secretary of State of Maine on October 14, 1997 is hereby deleted in its entirety and replaced with the following:

   (c) (i) Subject to any rights of holders of Serial Preferred Stock to elect additional directors, the holders of the Class A Common Stock shall have the right, voting as a separate class, to elect the smallest number of directors sufficient to constitute two-thirds (2/3) in number of such full Board of Directors, and the directors so elected shall be known as Class A directors. Notwithstanding the foregoing, if at any time there are fewer than nine (9) directors, the holders of the Class A Common Stock shall have the right, voting as a separate class, to elect the largest number of directors sufficient to constitute not more than two-thirds (2/3) in number of such full Board of Directors, and the directors so elected shall be known as the Class A directors. Subject to any rights of holders of Serial Preferred Stock to elect additional directors, the holders of the Common Stock shall have the right, voting as a separate class, to elect the remaining directors of the corporation. By way of illustration, if the corporation has ten (10) directors, the holders of the Class A Common Stock shall have the right to elect seven (7) directors, and the holders of the Common Stock shall have the right to elect three (3) directors. If the holders of Serial Preferred Stock become entitled to elect two (2) additional directors, the holders of Common Stock and the holders of Class A Common Stock shall have no voting rights with respect to the election of such additional directors. Therefore, if the corporation has ten (10) directors and the size of the board is increased to twelve (12) to add directors elected by the holders of Serial Preferred Stock, then the holders of the Class
             A Common Stock shall have the right to elect seven (7) directors, the holders of the Common Stock shall have the right to elect three (3) directors, and such holders of Serial Preferred Stock shall have the right to elect two (2) directors. By way of further illustration, if the corporation has seven (7) directors, the holders of the Class A Common Stock shall have the right to elect four (4) directors, and the holders of the Common Stock shall have the right to elect three (3) directors. Subject to any rights of holders of Serial Preferred Stock to elect additional directors, in the event that no shares of Class A Common Stock remain outstanding, the holders of the Common Stock shall have the right to elect all of the directors of the corporation.